500 Delaware Avenue, Wilmington, Delaware 19801

PRESS RELEASE

FOR IMMEDIATE RELEASE	Media Contact: Stephanie A. Heist
(302) 571-5259
October 19, 2009	sheist@wsfsbank.com

WSFS ANNOUNCES 3RD QUARTER 2009

EARNINGS RELEASE DATE AND CONFERENCE CALL

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced it expects to report third quarter earnings at the end of business Thursday, October 22, 2009. Management will conduct a conference call to review this information at 1:00 p.m. Eastern Daylight Time (EDT) on Friday, October 23, 2009. Interested parties may listen to this call by dialing 1-800-860-2442.

A rebroadcast of the conference call will be available one hour after the completion of the conference call, until 9:00 a.m. EST November 2, 2009, by calling 1-877-344-7529 and using Conference ID # 434891.

About WSFS Financial Corporation

WSFS Financial Corporation is a $3.6 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 37 retail banking offices located in Delaware and Pennsylvania, as well as four loan production offices in Dover and Lewes, Delaware; Blue Bell, Pennsylvania and Annandale, Virginia. WSFS Bank provides comprehensive financial services including personal trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit the Bank’s website at www.wsfsbank.com.

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